AXIS Contacts:

For Investors:
Cliff Gallant
+1 (415) 262-6843
investorrelations@axiscapital.com

For Media:
Nichola Liboro
+1 (917) 705-4579
nichola.liboro@axiscapital.com

Enstar Contacts:

For Investors:
Matthew Kirk
+1 (201) 743-7734
investor.relations@enstargroup.com

For Media:
Jenna Kerr
+44 (0) 771-487-187
communications@enstargroup.com

AXIS ADVANCES TRANSITION TO SPECIALTY UNDERWRITER, ANNOUNCES LOSS PORTFOLIO TRANSFER REINSURANCE AGREEMENT WITH ENSTAR ON REINSURANCE SEGMENT RESERVES

PEMBROKE, Bermuda, December 16, 2024 – AXIS Capital Holdings Limited ("AXIS Capital" or "AXIS" or "the Company") (NYSE: AXS) and Enstar Group Limited ("Enstar") (Nasdaq: ESGR) today announced that they have entered into a loss portfolio transfer ("LPT") reinsurance agreement covering a portfolio of reinsurance segment business. The closing of the transaction is subject to regulatory approvals and other customary conditions, and is expected to occur during the first half of 2025.

Under the LPT reinsurance agreement, which is structured as a 75% ground-up quota share, AXIS will retrocede to Enstar $2.3 billion of reinsurance segment reserves. This transaction is predominantly attributable to casualty portfolios related to 2021 and prior underwriting years totaling $3.1 billion at September 30th. AXIS expects to recognize an approximate $60 million benefit from the excess of reserves ceded over the consideration over the next several years, according to the payment patterns of these reserves. AXIS will maintain claims control for the covered reserves subject to certain administrative rights of Enstar.

The LPT reinsurance agreement will be provided by Enstar's wholly owned subsidiary and S&P 'A' financial strength rated reinsurance platform, Cavello Bay Reinsurance Limited.

"This transaction aligns our balance sheet with our previously stated underwriting strategy of leaning into our specialty insurance business," said Vince Tizzio, President and CEO of AXIS. "Furthermore, we continue to be focused on advancing the strategic priorities laid out at our

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2 Investor Day in May of driving organic growth, reinvesting in the business, and managing our capital for the benefit of shareholders. We are pleased to be partnering with Enstar in advancing our strategic priorities.” Dominic Silvester, Enstar’s Chief Executive Officer said, “This transaction showcases Enstar’s market-leading position and, being the largest loss portfolio transfer announced in the industry so far this year, it is another example of our ability to deliver significant reinsurance solutions to our global clients. We look forward to building a lasting partnership with AXIS, a leading provider of specialty lines insurance and reinsurance.” About AXIS Capital AXIS Capital, through its operating subsidiaries, is a global specialty underwriter and provider of insurance and reinsurance solutions. The Company has shareholders' equity of $6.1 billion at September 30, 2024, and locations in Bermuda, the United States, Europe, Singapore, and Canada. Its operating subsidiaries have been assigned a financial strength rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com. About Enstar Enstar is a NASDAQ-listed leading global insurance group that offers innovative capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. A market leader in completing legacy acquisitions, Enstar has acquired more than 120 companies and portfolios since its formation in 2001. For further information about Enstar, see www.enstargroup.com. AXIS Cautionary Statement This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include statements regarding the intent, belief or current expectations of AXIS and its management team. Investors can identify these statements by the fact that they do not relate strictly to historical or current facts. AXIS intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. Forward-looking statements contained in this press release, including statements about expectations regarding the reserves ceded, speak only as of the date they are made, are not guarantees of performance and involve risks and uncertainties, and actual results may differ materially from those projected forward-looking statements as a result of various factors. In particular, AXIS may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to the failure to obtain regulatory approvals or to satisfy other closing conditions. Important risk factors regarding AXIS can be found under Item 1A, 'Risk Factors' in its most recent

3 Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in its periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov, and are incorporated herein by reference. AXIS undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Enstar Cautionary Statement This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Investors can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as ‘aim’, ‘ambition’, ‘anticipate’, ‘estimate’, ‘expect’, ‘intend’, ‘will’, ‘project’, ‘plan’, ‘believe’, ‘target’ and other words and terms of similar meaning in connection with any discussion of future events or performance. Investors are cautioned that any such forward- looking statements, including statements about expectations regarding the reserves ceded, speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. In particular, Enstar may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to the failure to obtain regulatory approvals or to satisfy other closing conditions. Important risk factors regarding Enstar can be found under the heading “Risk Factors” in Enstar’s Form 10-K for the year ended December 31, 2023 and Enstar’s Form 10-Qs for the quarters ended June 30, 2024 and September 30, 2024 and are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law. # # #